UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2019

Fast Lane Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56019	83-3740469
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

640 Douglas Avenue Dunedin, Florida	34698
(address of principal executive offices)	(zip code)

(727) 424-3277
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2019, Giant Consulting Services, LLC of 780 Reservoir Avenue, #123, Cranston, RI 02910, our largest control shareholder of Fast Lane Holdings, Inc. (the “Registrant” or “Company”), consummated a Share Purchase Agreement (the “Agreement”) with Lykato Group, LLC, a Florida limited liability company, with an address of 1830 Oak Creek Drive, Dunedin, Florida 34698. Pursuant to the Agreement, Giant Consulting Services, LLC transferred to Lykato Group, LLC, 60,000,000 shares of our restricted common stock and 2,550 shares of Series A Preferred Stock in consideration of three hundred twenty-five thousand dollars ($325,000). The agreement is attached as exhibit 10.1 to this Form 8-K.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities.

On October 21, 2019, Giant Consulting Services, LLC, the largest controlling shareholder of Fast Lane Holdings, Inc., consummated a sale of 60,000,000 shares of our restricted common stock and 2,550 shares of preferred stock to Lykato Group, LLC, an accredited investor, for an aggregate purchase price of three hundred and twenty-five thousand dollars ($325,000). Following the closing of the share purchase transaction, Lykato Group, LLC owns approximately 82.25% interest in the issued and outstanding shares of our common stock. Lykato Group, LLC is now the largest controlling shareholder of Fast Lane Holdings, Inc.

Lykato Group, LLC is owned and controlled by its managing member, James Xilas.

Item 5.01 Change in Control of Registrant.

On October 21, 2019, Giant Consulting Services, LLC, the largest controlling shareholder of Fast Lane Holdings, Inc., consummated a sale of 60,000,000 shares of our restricted common stock and 2,550 shares of preferred stock to Lykato Group, LLC, an accredited investor, for an aggregate purchase price of three hundred and twenty-five thousand dollars ($325,000). Following the closing of the share purchase transaction, Lykato Group, LLC owns approximately 82.25% interest in the issued and outstanding shares of our common stock. Lykato Group, LLC is now the largest controlling shareholder of Fast Lane Holdings, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On October 21, 2019, Mr. Paul Moody resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director, such resignation of which is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On October 21, 2019, Mr. James Xilas was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director and to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. James Xilas, Age 58, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director

Background of Mr. James Xilas:

Mr. Xilas graduated from West Virginia University in 1989 with a Bachelor of Arts with a concentration in mathematics and sciences. Mr. Xilas was also a member of the Golden Key National Honor Society and a Sphinx Senior Honorary. Beginning in 2002, Mr. Xilas has been an investor in the securities markets, including various micro and small cap companies. From May 2004 to December 2006, Mr. Xilas owned and operated a small boutique broker-dealer in Florida and Pennsylvania, Salix Capital Securities Corp., where he held the Series 4, 7, 24, 27, and 63 securities licenses. Since 2014, James Xilas has been an investor in currencies and cryptocurrencies. In September 2018, Mr. Xilas began an affiliation with Epic Corporation, a Colorado corporation, as an officer and director. During Mr. Xilas’ tenure, the office was moved to Florida where Mr. Xilas was responsible for determining and implementing strategies. In February of 2019, Mr. Xilas resigned his positions from Epic Corporation.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Fast Lane Holdings, Inc.

ITEM 9.01. Financial Statements and Exhibits.

  None
  Exhibits

NUMBER	EXHIBIT

10.1	Share Purchase Agreement between Giant Consulting Services, LLC and Lykato Group, LLC dated October 11, 2019.
10.2	Officer and Director Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fast Lane Holdings, Inc.

Dated: October 24, 2019	Signature: /s/ James Xilas Name: James Xilas
Chief Executive Officer